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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Registration Statement on Form N-2 of FS Energy and Power Fund of our reports dated March 13, 2015 and August 28, 2015, relating to our audits of the consolidated financial statements, internal control over financial reporting, and financial statement schedule, appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Senior Securities" and "Experts" in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
August 28, 2015

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  Exhibit (n)(2)